SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 10, 2004

AXS-ONE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North Rutherford, New Jersey		07070
(Address of principal executive offices)		(Zip Code)

(201) 935-3400
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 5.  Other Events.

AXS-One Inc. today reported that its Chief Executive Officer, John A. Rade, plans to retire on or about the end of 2004.  The Board of Directors has formed a succession committee and engaged the well-known firm of Spencer Stuart to assist in the search for the best-qualified successor to Mr. Rade.

John Rade has been AXS-One’s Chief Executive Officer and President since February 1997 and has presided over its turnaround and re-invention as a leading supplier of Information Management and Compliance Solutions.

Mr. Rade made the following statement:  “I am very proud of AXS-One and its people.  Together we have made tremendous strides over the past 7 years.  The company is growing profitably and is extremely well positioned in the Compliance and E-mail and Collaboration Software markets, two large and fast growing segments of the IT industry.  Having built a stable platform and a properly financed company with highly competitive products, it is time for me to turn the reins over to my successor who will lead the company to the next plateau.”

Mr. Rade will work with the Board to find the most highly qualified successor and will remain active with the Company until at least the end of the year to assist his successor and implement the smoothest possible transition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date: February 10, 2004	By:	/s/ WILLIAM G. LEVERING III
William G. Levering III
Vice President and Chief Financial Officer